UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 19, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 19, 2016, EnteroMedics Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) granting the Company an extension until November 14, 2016 to regain compliance with Listing Rule 5550(b) (the “Rule”), which requires the Company to have a minimum of $2.5 million stockholders’ equity, $35 million market value of listed securities, or $0.5 million net income from continuing operations. The Company has submitted to the Staff a plan to regain compliance with the Rule through a combination of note conversions and accelerated principal amortizations and infusions of equity capital prior to the deadline.

The Company had previously disclosed on a Current Report on Form 8-K filed on May 13, 2016 that the Company was not in compliance with the Rule because it did not have stockholders’ equity of at least $2.5 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Operating Officer

Date: July 20, 2016